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                                                                   Exhibit 10.14

                                  DSS PARTNER

                          MICROSTRATEGY INCORPORATED
                                 OEM AGREEMENT

        This Original Equipment Manufacturer Agreement (the "Agreement") is entered into and effective as of September 30, 1999 by and between MICROSTRATEGY INCORPORATED, a Delaware corporation, having its principal place of business at 8000 Towers Crescent Drive, Vienna, Virginia 22182 ("MicroStrategy"), and NCR CORPORATION, a Maryland corporation, having its principal place of business at 1700 South Patterson Boulevard, Dayton, Ohio 45479 ("OEM") (collectively, the "Parties") and replaces in its entirety the Value Added Reseller Agreement dated as of August 21, 1998, as amended, entered into by and between the Parties.

        OEM and MicroStrategy previously entered into a Global Solutions Partner Agreement dated February 1, 1996 (hereinafter, the "GSP Agreement"). The GSP Agreement is separate from this Agreement, remains unchanged by this Agreement, and is in full force and effect. Under no circumstances will the terms and conditions of the GSP Agreement apply to or otherwise supplement the terms and conditions of this Agreement, including the obligations or rights of both parties, or activities conducted by either party under this Agreement.

1. Definitions. For the purposes of this Agreement, the following terms are defined as follows:

           "Affiliate" means any person, corporation or other entity which, directly or indirectly, controls or is controlled by or is under common control with OEM.

           "Collateral Price List" means the list, as prepared by MicroStrategy from time to time, setting forth its then-current fees for each type of Collateral.

         "Collateral" means any marketing, trade press, product sales, education, consulting and support collateral publicly used by MicroStrategy in the United States (including presentation slides).


           "OEM Discounted Price Schedule" means MicroStrategy's standard volume discount schedule, a copy of which is set forth in Exhibit B.

         "End User of Strategy.com and/or Telecaster Services" means any third party, individual, business, governmental customer or other customer which OEM brings to MicroStrategy other than as a direct and immediate result of direct sales efforts by MicroStrategy and who executes an agreement with MicroStrategy as a Strategy.com Network Services affiliate or Telecaster Network Services user within sixty (60) days of NCR bringing that customer to MicroStrategy.

         "End User License Agreement" means the agreement between OEM and End User, referenced in Section 2.1 herein, which specifies the terms and conditions of the license granted to End User to use Products.

                                       1.
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           "End User" means any third-party individual, business, governmental customer, or other customer of OEM which purchases or may purchase one or more licenses of Products for personal or business use in accordance with the End User License Agreement or which purchases access to the Strategy.com or Telecaster Network Services in accordance with MicroStrategy's then current End User License Agreement for such services. An End User does not have rights to resell or sublicense Products to resellers, distributors, other End Users or any other parties.

           "Evaluation" means an installation of the OEM Solution for a period of sixty (60) days or less, during which an End User may evaluate the OEM Solution for its internal use.

           "NCR Client Affiliate" means a third-party individual, business, governmental customer, or other customer of OEM to which OEM markets and sells the Strategy.com and Telecaster Network Services on behalf of MicroStrategy.

           "OEM Solution" means the combination of a Product with the Teradata software product.

           "Products" means all current and future generally available software products in MicroStrategy's product line, including those listed in Section 1.1 of Exhibit A, that are made generally-available to the public by MicroStrategy, including User Documentation. A description of current Products is set forth in Exhibit B.

           "Strategy.com Network Services" means the Strategy.com business services division of MicroStrategy that provides personal and customized information to End Users through the Strategy.com Network.

           "Telecaster Network Services" means the proprietary voice-enabled decision support system of MicroStrategy which provides voice-activated, personalized information to End Users upon the occurrence of certain specified trigger events.

           "Update" means a subsequent release of a Product that is made generally available to MicroStrategy customers who are paying for Technical Support Services at no additional charge other than media and handling charges. "Update" does not include any release, option or future product that MicroStrategy licenses separately.

           "User Documentation" means the MicroStrategy user manual(s) and other written materials on proper installation and use of the Products which are normally distributed with the Products.

2.       Rights Granted and Restrictions.

        2.1 License Grant. MicroStrategy hereby grants OEM: (a) a non-exclusive, non-transferable license to install and use the Products and Updates thereto (subject to payment of applicable fees as outlined herein) in a test environment for purposes of combining the OEM's software products with such Products, and MicroStrategy agrees not to unreasonably withhold its consent to allow OEM to use the Products and Updates thereto in a test environment for purposes of combining third party software products with such Products; (b) a non-exclusive, nontransferable license to market, sublicense and distribute, directly or through its indirect sales

                                      2.
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channels,  the Products and Updates  (subject to payment of  applicable  fees as outlined herein) as a part of the OEM Solution worldwide (the "Territory") pursuant to the terms of this Agreement; (c), non-transferable license to market, sublicense and distribute in the Territory, directly or through its indirect sales channels, the Teradata Version, as defined in Section 6.1(a); and
(d) a non-exclusive, non-transferable license to use the Products in the Territory for internal business purposes in accordance with the terms of the applicable Shrink Wrap License Agreement accompanying the products, which terms are incorporated herein by reference. This is not a license to market, distribute or sublicense the Products separately. OEM shall establish its own prices for purposes of sublicensing the Products as part of the OEM Solution to its End Users. Provided, however, that MicroStrategy will not offer the Teradata Version to any resellers other than members of NCR's indirect sales channel. Notwithstanding anything in this Agreement to the contrary, NCR will not license the Products through any indirect sales channel without first discussing the appropriate royalty payments with MicroStrategy and obtaining MicroStrategy's prior written consent, which shall not be unreasonably withheld.

           2.2 Appointment as Sales Agent. MicroStrategy hereby appoints OEM as a nonexclusive sales agent of MicroStrategy for the purposes of marketing, and selling the Strategy.com Network Services and Telecaster Network Services to NCR Client Affiliates (subject to the payment of applicable fees as outlined herein) in the Territory and pursuant to the terms of this Agreement. In connection with its sales of the Strategy.com and Telecaster Network Services, OEM shall ensure that all End Users sign a standard Strategy.com Affiliation Agreement and/or a Telecaster Voice Bureau Agreement, as applicable, in the forms set forth in
Exhibit I hereto.

           2.3 OEM shall license, and shall require its members of its indirect sales channel to license, the OEM Solution solely through a written agreement that shall, at a minimum, contain provisions that accomplish the following:

                  (a) License the OEM Solution under Named User Licenses for End User's own internal uses, and restrict use of the Product portion of the OEM Solution to object code form for the End User's own internal uses.

                  (b) Prohibit use of the Products except in connection with the Teradata software, unless such use is consistent with the provisions of Section 2.4(k).

                  (c) Prohibit transfer or duplication of the Product portion of the OEM Solution except for temporary transfer in the event of computer malfunction and as part of routine back-up procedures.

                  (d) Prohibit assignment of the Product portion of the OEM Solution licenses and the Affiliated Licenses without the prior written consent of MicroStrategy, which consent shall not be unreasonably withheld; provided, however, that, in the case of the OEM Solution licenses only, the End User License Agreement may contain a provision that allows the End User to assign licenses for the OEM Solution to its Affiliates so long as the End User agrees to be fully responsible for any failure of such Affiliates to act in accordance with the terms of the End User License Agreement.

                                      3.
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                  (e) Prohibit the use of the Product portion of the OEM
Solution by any third party other than an Affiliate as outlined in subsection
(c).

                  (f) Prohibit causing or permitting the reverse engineering, disassembly or decompilation of the Products.

                  (g) Prohibit title to the Products from passing to the End
User.

                  (h) Disclaim MicroStrategy's liability for damages, whether direct or indirect, incidental or consequential, arising from the use of the OEM Solution.

                  (i) Disclaim any warranties beyond the warranties that MicroStratecy offers to OEM.

                  (j) Prohibit written and oral disclosures of any results of benchmark tests of the Products themselves to any third party without the prior written consent of MicroStrategy (as opposed to benchmark test of the OEM Solution).

                  (k) For Products sublicensed for use outside the United States, require the End User to comply fully with all relevant export laws and regulations of the United States to ensure that neither the Products, nor any direct products thereof, are exported, directly or indirectly, in violation of United States law.

                  (l) Require the End User to use a commercially reasonable degree of care to protect the Confidential Information of MicroStrategy and prohibit the End User from directly or indirectly, (1) using any Confidential Information of MicroStrategy to create any computer software program or user documentation which is substantially similar to any Product, or (2) using or disclosing Confidential Information of MicroStrategy, except as authorized by this Agreement.

                  (m) Require the End User to notify OEM promptly of any unauthorized use or disclosure of MicroStrategy Confidential Information, and provide reasonable assistance to MicroStrategy (at MicroStrategy's expense) in the investigation and prosecution of any such unauthorized use or disclosure.

                  (n) Disclaim MicroStrategy's liability for any taxes or duties, however designated or levied (including but not limited to sales, use and personal property).

                  (o) Allow OEM to audit End Users' records regarding use of the Products and/or OEM Solution.

        MicroStrategy agrees that the agreement attached hereto as Exhibit C ("End User License Agreement"), including the Supplement (entitled "Additional Terms Related to MicroStrategy Products") adequately addresses the foregoing requirements. MicroStrategy reserves the right to amend its requirements for the contractual provisions contained in the agreement used to license the OEM Solution or sell the Strategy.com and/or Telecaster Network services upon ninety
(90) days' advance written notice, provided, however, that such amended

                                       4.
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requirements  shall apply only to agreements  executed by OEM  subsequent to the expiration of the ninety (90)-day notice period.

         2.4 License Restrictions. The rights granted in Section 2.1 of this Agreement are expressly limited to and restricted by the following:

                (a) No copies may be made of Products except as explicitly authorized by this Agreement or the applicable End User License Agreements. OEM shall have no right to manufacture, modify, or copy User Documentation.

                (b) MicroStrategy reserves the right to amend, modify, enhance, add to or delete from the list of Products upon thirty (30) days' written notice to OEM so long as the list includes at all times any Product then actively marketed by MicroStrategy in the United States, provided, however, that such modifications to the list of Products shall not apply to proposals to End Users outstanding on the notice date of such modifications until the earlier of (i) the proposal expiration date or (ii) sixty (60) days from the notice date, provided that OEM provides a list of such End Users to MicroStrategy within thirty (30) days of the notice date. The list of End Users shall include (i) the name of the End User, (ii) the date of the proposal, and (iii) the expiration date of the proposal. This Agreement shall automatically cover all such amendments, modifications, or enhancements to the list of Products.

                (c) OEM agrees that it will not, either directly or through a third party, use Products, the source code, or a derivative thereof, or any Confidential Information of MicroStrategy, to create, modify or enhance any computer software programs or user documentation which is functionally, visually, or otherwise identical or substantially similar to any MicroStrategy products. This Section does not restrict the assignment of employees within either party. Nothing contained in this Section shall be construed as to prohibit employees of the recipient who have been exposed to the Products, source code, or a derivative thereof, or any Confidential Information from using residual knowledge retained as part their general skill, knowledge talent or experience provided that in doing so they do not a) make direct reference to the Products, source code, or a derivative thereof, or any Confidential Information in tangible form, or b) disclose Confidential Information to a third party in breach of this Section. Both parties acknowledge that either of them may be engaged in the development and production of products similar to those disclosed under this Agreement and that nothing herein limits or restricts the Parties from such development or production.

                (d) OEM agrees that it is OEM's responsibility to take all reasonable precautions against unauthorized disclosure or copying of Products while Products are being demonstrated or evaluated. OEM shall take all reasonable steps to ensure that the Products are inaccessible during inactive demonstration times (lunch, overnight, etc.), delete any demonstration copies of Products upon completion of any demonstration at a customer site, and shall further exercise reasonable efforts to ensure the security of Products.

                (e) OEM agrees that it will not, either directly or through a third party, reverse engineer, disassemble or decompile any of the Products, or make any attempt to obtain or derive the source code from any MicroStrategy product, whether or not such product is listed in Exhibit A.

                                       5.
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                (f) Upon expiration of an Evaluation period, if an End User does not license the Product, OEM shall require that all copies of the Product be promptly removed from the End User's facilities and returned to OEM.

                (g) Regardless of any disclosure by OEM to MicroStrategy of an ultimate destination of Products, OEM shall not transfer or re-export Products, any goods created with Products, related documentation, or other related proprietary information, to anyone outside the United States as to which export may be in violation of the United States export laws or regulations, without first obtaining the appropriate license from the U.S. Department of Commerce and/or any other agency or department of the U.S. Government, as required.

                (h) OEM agrees to use reasonable commercial efforts to market and demonstrate the Product to End Users provided, however, that OEM reserves the right to determine at its sole discretion on a case-by-case basis, and taking into consideration OEM's best interests, the appropriateness of marketing or demonstrating the Product to a prospective End User.

                (i) A list of certified and supported languages for each Product is attached as Exhibit J.

                (j) OEM agrees that its sublicensing to End Users of the OEM Solution will be solely to (1) installed Teradata customers who have a pre-existing contractual relationship with OEM and whose products presently run against the Teradata data warehouse installation (the "Teradata Server"), or (2) new customers (without current access to the Teradata Server); subject to the provisions of the next sentence. Notwithstanding the above, OEM may sublicense the Products solely to: new customers (without current access to the Teradata Server) only if they agree in writing to implementation of the OEM Solution and/or the Teradata Server within twelve (12) months after execution of the End User Agreement; and provided that OEM co-proposes the Products to such new customers along with the Teradata Server.

                (k) OEM agrees that its sales of the Strategy.com Network Services and Telecaster Network Services will be limited to NCR Client Affiliates who have a measurable business relationship with OEM.

3.     Reservation of Rights and Remedies.

        The rights granted hereunder do not transfer to OEM or End Users any right, title or interest to any Products. MicroStrategy shall retain all right, title, and interest, and all intellectual property rights, including, without limitation, all copyrights, trade secrets, and any other intellectual property and proprietary rights to Products and all copies of Products. This Agreement does not, except as explicitly provided herein, grant OEM any rights in Products, or in any improvements, modifications, enhancements or updates to Products. Use of the terms "sell", "license", "purchase", "license fees" and "price" will be interpreted in accordance with this Section 3.

                                       6.
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  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission.  Asterisks denote omissions.

4.       Pricing and Royalty Structure.

        4.1 Pricing. OEM shall be solely responsible to set its Product license fees to End Users. OEM shall, in accordance with Sections 4.1 and 4.2, pay MicroStrategy [**] of the net revenue received by OEM from licensing the Products. In the event OEM believes it is necessary to offer a discount to an End User greater than that provided by the OEM Discounted Price Schedule attached hereto as Exhibit B, OEM and MicroStrategy shall negotiate in good faith the percentage of revenue payable by OEM to MicroStrategy for that opportunity. The OEM Discounted Price Schedule shall be updated by MicroStrategy semiannually to conform to street pricing practices employed by MicroStrategy sales staff.

        4.2 Product Royalties. OEM shall not be obligated to pay MicroStrategy royalties on the first [**] of revenue generated from licensing the Products within a given quarter for the initial three year term of this Agreement ("Non-Royalty Revenues"). OEM shall pay MicroStrategy royalties (collectively, "Product Royalties") on all OEM revenue in excess of Non-Royalty Revenues generated from licensing the Product portion of the OEM Solution within a given quarter ("Royalty Revenues"). Each calendar quarter, OEM shall retain [**] of the Non-Royalty revenues and shall remit [**] of the Royalty Revenues to MicroStrategy ("Incremental Revenue") within thirty days of the close of such calendar quarter as Product Royalties. In the event that OEM does not generate revenue equal to the Non-Royalty Revenues in a given calendar quarter, the difference between the Non-Royalty Revenues and the actual revenues generated by OEM during such quarter may be added to the next succeeding calendar quarter's Non-Royalty Revenues during the initial three-year term of this Agreement only. By way of example only, if OEM generates only [**] in revenue in any given calendar quarter during the initial three-year term of this Agreement, [**] may be rolled over to the next succeeding calendar quarter, and Non-Royalty Revenues for such quarter shall be deemed to be [**]. At the end of the third year, OEM and MicroStrategy shall compare the total revenues received by OEM under this Agreement (the "OEM Revenue") with the Non-Royalty Revenues. If, at the end of the third year, the total OEM Revenue is less than [**], MicroStrategy shall purchase from OEM software in an amount equal to the difference between the [**] and the OEM Revenue up to the sum of all Incremental Revenue received by MicroStrategy during the initial term.

        4.3 Service Fee Royalties. MicroStrategy shall pay OEM Service Fee Royalties to OEM, which royalties will be calculated based upon net revenue generated by OEM, as sales agent of MicroStrategy, from selling the Strategy.com and Telecaster Network Services to End Users ("MicroStrategy Net Royalty Income"). The MicroStrategy Net Royalty Income shall include any net revenue received by MicroStrategy and relating to customers that come to MicroStrategy through NCR Client Affiliates. MicroStrategy shall remit to OEM, on a quarterly basis within thirty days after the close of each calendar quarter, [**] of all MicroStrategy Net Royalty Income (as defined herein) (collectively, "Service
Fee Royalties") generated by OEM sales to NCR Client Affiliates of the Strategy.com Network services and/or Telecaster Network Services.
MicroStrategy shall no longer be obligated to pay Service Fee Royalties to OEM in the event that this Agreement is terminated as a result of a material breach or with respect to each NCR Client Affiliate, in the event that such NCR Client Affiliate ceases to have a measurable business relationship with OEM. For purposes of this Agreement, MicroStrategy "Net Royalty income" shall mean all revenue actually received by MicroStrategy

                                       7.
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 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission.  Asterisks denote omissions.

from  OEM's  sales  to End  Users of the  Strategy.com  and  Telecaster  Network
Services,  less  direct  third  party  costs,  including,   without  limitation,
affiliate royalties, cost of content, long distance telephone charges, etc.

        4.4 Changes and Updates in OEM Discounted Price Schedule. In the event MicroStrategy changes the OEM Discounted Price Schedule as provided in Section
4.1 above, the license fees in the Discounted Price Schedule for OEM Sales, the new license fees shall apply to any order received by MicroStrategy after the effective date of the price change, except for orders resulting from outstanding proposals until the earlier of (i) the proposal expiration date or (ii) sixty
(60) days from the notice date, provided that OEM provides a list of such End Users to MicroStrategy within thirty (30) days of the notice date. The list of End Users shall include (i) the name of the End User, (ii) the date of the proposal, and (iii) the expiration date of the proposal.

        4.5 Initial Order. For the rights granted in this Agreement, OEM agrees to pay MicroStrategy [**]. This fee shall be noncancelable and non-refundable, subject to the provisions of this Agreement. OEM will pay MicroStrategy [**] within thirty (30) days of execution of this Agreement and pay MicroStrategy [**] within twelve (12) months of executing this Agreement.

        4.6 Payment Terms.

                (a) All payments of Product Royalties by OEM under this Agreement shall be made to MicroStrategy in United States dollars and drawn on a United States bank, at MicroStrategy's headquarters or such other address designated by MicroStrategy from time to time. All payments made to MicroStrategy are non-refundable, except as provided herein.

                (b) Payment of Product Royalties is due within thirty (30) days of each calendar quarter. If payment is late, OEM shall pay a late fee on the unpaid balance of one percent (1%) per month from the date of invoice.

                (c) Product Royalties and Service Fee Royalties do not include any national, state or local sales, use, value-added or other taxes, customs, duties or similar tariffs and fees MicroStrategy may be required to pay upon delivery of the Products or upon collection of the Product Royalties, Service Fee Royalties or otherwise. All sales and other taxes relating to an OEM Solution order, a Strategy.com Network Service Order and/or a Telecaster Network Service Order, including those levied by federal, state, municipal or other governmental authority (but excluding taxes (i) based on MicroStrategy's income, (ii) for which MicroStrategy receives a credit or (iii) assessed from a governmental authority with whom OEM has a valid reseller tax exemption certificate) will be paid by OEM upon receipt of an invoice from MicroStrategy.

5.       Delivery of Products and Right to Copy.

        5.1 OEM acknowledges that it has received copies from MicroStrategy of all Products listed in Exhibit B.

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         5.2 Downloading of New Products. All new Products and Updates to
existing Products will be provided to OEM by an ftp download implemented by MicroStrategy. OEM shall have the right to make copies of the Products in order to exercise its rights under this Agreement.

6.     Representations and Obligations.

         6.1 MicroStrategy's Obligations and Restrictions. MicroStrategy shall use reasonable efforts to perform the following:

                  (a) Asset Development. MicroStrategy will develop a version of its MicroStrategy OLAP server and engine technology optimized for use with Teradata ("Teradata Version") in conformance with the requirements set forth in Exhibit G.

                  (b) Local Language Requirements. MicroStrategy will support OEM's local language requirements within jointly agreed timeframes. For existing Products, MicroStrategy agrees to meet NCR's double byte requirements within twelve (12) months of the execution of this Agreement and use all commercially reasonable efforts to meet those requirements within six (6) months of the execution of this Agreement.

                 (c) Collateral. MicroStrategy shall provide reasonable quantities of Collateral to OEM at no cost, other than shipping charges. If requested, updates to such Collateral shall be made available to OEM via MicroStrategy's Web server within ten (10) days of public use by MicroStrategy of such completed updates, and if hard copies are desired, MicroStrategy shall provide them to OEM at the prices indicated in MicroStrategy's then-current Collateral Price List. All such materials provided to OEM shall be subject to the confidentiality provisions of Section 12 of this Agreement. MicroStrategy shall make reasonable efforts to comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the Products.

         6.2 OEM's Obligations. OEM shall use reasonable efforts to perform the following:

                 (a) Promotion Efforts. OEM will promote the distribution of the OEM Solution in the Territory.

                 (b) Sales and Consulting Staff. OEM will train and maintain a sufficient number of capable technical and sales personnel having the knowledge and training necessary to: (i) properly inform End Users of the features and capabilities of the OEM Solution and the Products; (ii) service and support the Products in accordance with OEM's obligations under this Agreement; and (iii) otherwise carry out the obligations and responsibilities of OEM under this Agreement.

                 (c) Technical Expertise. OEM's staff will be conversant with the technical language conventional to MicroStrategy Products (including specifications, features and benefits) so as to be able to explain in detail the use of the Products in the OEM Solution to End Users.

                                       9.
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                 (d) Intellectual Property Rights. OEM will use commercially reasonable efforts to protect MicroStrategy's rights in its trademarks, patents, logos, service marks, copyrights and trade secrets.

                 (e) Compliance with Law. OEM will comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the Products.

                 (f) Compliance with U.S. Export Laws. OEM acknowledges that all MicroStrategy Products and other technical data, are subject to export controls imposed by the U.S. Export Administration Act of 1979, as amended (the "Act"), and the regulations promulgated thereunder. OEM will not export or re-export (directly or indirectly) any MicroStrategy Products or other technical data therefore (if permitted by this Agreement) without complying with the Act and the regulations thereunder.

                 (g) Market Conditions. OEM will confer with MicroStrategy from time to time, at the request of MicroStrategy, on matters relating to market conditions, sales forecasting and Product planning.

                 (h) Costs and Expenses. Except as expressly provided herein or agreed to in writing by MicroStrategy and OEM, OEM will pay all costs and expenses incurred in the performance of OEM's obligations under this Agreement.

        6.3 OEM Covenants. OEM will (i) refrain from deceptive, misleading or unethical practices that are or might be detrimental to MicroStrategy, the Products or the public; (ii) make no false or misleading representations with regard to MicroStrategy or the Products; (iii) refrain from publishing or employing, or cooperating in the publication or employment of, any misleading or deceptive advertising material with regard to MicroStrategy or the Products; and
(iv) make no representations, warranties or guaranties to End Users or to the trade with respect to the specifications, features or capabilities of the Products, except those permitted by Section 2.1 herein.

7.     Training.

        7.1 Partner Certification Program. OEM will use commercially reasonable efforts to have on staff within two (2) months of the execution of this Agreement and at all times thereafter at least two (2) employees who have completed the MicroStrategy Certification Program at MicroStrategy headquarters (the "Certification Program"). Such persons must maintain their certification by annually attending MicroStrategy-specified update courses covering new products and product features. OEM shall be entitled to have three (3) of its US employees and three (3) of its employees based in other countries complete the Certification Program free of charge. OEM shall be responsible for all fees related to update courses taken by its employees. All expenses for OEM's attendance at the Certification Program and update courses shall be borne by OEM.

        7.2 Training Consultants. Given reasonable advance notice, MicroStrategy shall make its training consultants available to OEM to provide training on the Products to OEM's

                                       10.
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 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission.  Asterisks denote omissions.

employees. OEM shall pay MicroStrategy for such services at MicroStrategy's then-current standard consulting rates, plus travel and living expenses.

8.       Maintenance.

        8.1 Support Services to End Users of OEM. Support services for the Products shall be provided to End Users as outlined in Exhibit E. OEM shall provide first-line support for all "NCR Branded Offerings" MicroStrategy shall provide second-line support for all such offerings. OEM will receive a royalty of [**] for all OEM Solution support sold by OEM. Exhibit E shall be subject to review and re-negotiation upon the request of either party six (6) months from the date of execution of this Agreement.

9.     Fees and Records.

        9.1 Records. OEM and MicroStrategy shall each maintain, for at least two
(2) years after termination of this Agreement, any records and contracts relating to the sale or license of the OEM Solution, the Strategy.com Network Services and/or the Telecaster Network Services under this Agreement, and will permit examination thereof by authorized representatives of MicroStrategy and OEM at all reasonable times.

        9.2 Notification. OEM will: (i) use commercially reasonable efforts to notify MicroStrategy in writing of any claim or proceeding involving the Products after OEM learns of such claim or proceeding; and (ii) report promptly to MicroStrategy all claimed or suspected defects in the Products.

10.    Limitation of Warranty and Liability.

        10.1     Limited Warranty.

            (a) MicroStrategy warrants that the media containing Products is free from defects in material and workmanship for a period of thirty (30) days from the date of receipt by the End User. For any breach of this warranty, OEM's exclusive remedy and MicroStrategy's entire liability shall be replacement of defective media returned within thirty (30) days of receipt of the media by the End User.

             (b) MicroStrategy warrants for a period of six (6) months from the date of delivery of the Products to OEM that each unmodified Product will perform in substantial conformance with the functions described in the User Documentation. MicroStrategy also warrants from the date of delivery of the Products to OEM that the unmodified Products will be Year 2000 Qualified, as such term is defined in the document entitled NCR Year 2000 Qualification Requirements attached hereto as Exhibit F, provided that all year date data presented to the Products for processing is in a four (4)-digit format, and provided that MicroStrategy makes no warranty with respect to any such failure or incorrect result that may arise due to: (i) the quality of the data processed with the Software; (ii) the effect of other software including, without limitation, the Teradata software product, not licensed by MicroStrategy to Licensee or developed by MicroStrategy for Licensee; or (iii) the use of the Software in an operating environment or on a platform not specified by MicroStrategy. MicroStrategy further warrants that on the date of delivery to OEM. the Products are, to the best

                                       11.

of MicroStrategy's knowledge, free of any program routine, device or other undisclosed feature, including without limitation, virus, worm, trojan horse, trap door or malicious logic, that is designed to delete, disable, deactivate, interfere with or otherwise harm the Product or the End User or OEM's respective hardware, data or programs, or that is intended to provide access or produce modifications not authorized by the End User or OEM; provided, however, that MicroStrategy reserves the right to insert code in the Product(s) that will prevent their use by more than the number of authorized users so long as such code does not interfere with use of the Product(s) by authorized users. In addition, MicroStrategy warrants that the Products are currently interoperable with OEM's Teradata V2RX (V2R2) via ODBC interfaces, and that it will make all commercially reasonable efforts to modify the Products to be compatible with future versions of Teradata. For any breach of the warranties contained in the
Section 10.1(b), OEM's exclusive remedy and MicroStrategy's entire liability shall be, at MicroStrategy's sole discretion, the correction of the Product errors that caused breach of the warranty or replacement of the Product.

                (c) THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABELITY AND FITNESS FOR A PARTICULAR PURPOSE. MICROSTRATEGY DOES NOT WARRANT THAT OEM OR END USERS' USE OF PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT THE FUNCTIONS CONTAINED IN PRODUCTS WILL MEET OEM OR END USERS' REQUIREMENTS.

        10.2 Limitation of Liability. EXCEPT FOR CLAIMS WITH RESPECT TO EITHER PARTY'S INDEMNIFICATION OBLIGATIONS UNDER TIES AGREEMENT, EACH PARTY'S LIABILITY FOR DAMAGES TO THE OTHER OR ANY THIRD PARTY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED ALL AMOUNTS PAID UNDER THIS AGREEMENT. UNDER NO CIRCUMSTANCES SHALL MICROSTRATEGY BE LIABLE FOR WARRANTIES GRANTED BY OEM IN EXCESS OF THOSE CONTAINED IN THE APPLICABLE STANDARD MICROSTRATEGY END USER LICENSE AGREEMENT FOR EACH PRODUCT OR THIS AGREEMENT, NOR SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        10.3 Reliance on Disclaimers. OEM agrees that the limitations of liability and disclaimers of warranty set forth in this Agreement will apply regardless of whether MicroStrategy has tendered delivery of the Products or OEM has accepted any such Products. OEM acknowledges that MicroStrategy has set its prices, established its royalty structure and entered into this Agreement in reliance on the disclaimers of liability, the disclaimers of warranty and the limitations of liability set forth in this Agreement and that the same form an essential basis of the bargain between the parties.

                                      12.

11. Indemnification.

        11.1 Indemnification of OEM. MicroStrategy will defend at its expense and indemnify OEM against a claim that the Products infringe a patent or copyright of a third party in the territory indicated in Section 2, provided that OEM (i) gives MicroStrategy prompt written notice of the claim, (ii) allows MicroStrategy to have sole control of the defense and all related settlement negotiations, and (iii) provides MicroStrategy with the information, authority and assistance necessary to perform MicroStrategy's obligations under this Section. In the event the Products are held or believed to infringe, MicroStrategy may, at its sole option, (i) obtain for OEM a license to continue using the Product, (ii) replace or modify the Product so that it becomes noninfringing or (iii) if neither (i) nor (ii) can be reasonably effected by MicroStrategy, refund to OEM the prices paid for the infringing Products, provided that such Products are returned to MicroStrategy in an undamaged condition.

        11.2 No Combination Claims. Notwithstanding Section 11.1 above, MicroStrategy shall not be liable to OEM for any claim arising from or based upon the combination, operation or use of any Product with equipment, data or programming not supplied by MicroStrategy unless and to the extent that any type of such claim would have arisen regardless of the combination or arising from any alteration or modification of the MicroStrategy Products.

        11.3 Limitation. THE PROVISIONS OF THIS SECTION SET FORTH THE ENTIRE LIABILITY OF MICROSTRATEGY AND THE SOLE REMEDIES OF OEM WITH RESPECT TO INFRINGEMENT AND ALLEGATIONS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OR OTHER PROPRIETARY RIGHTS OF ANY KIND IN CONNECTION WITH THE INSTALLATION, OPERATION, DESIGN, DISTRIBUTION OR USE OF THE PRODUCTS AND/OR THE OEM SOLUTION.

        11.4 OEM Indemnification. OEM will defend at its expense and indemnify MicroStrategy against: (1) a claim caused by OEM's misrepresentations about the Products and/or the OEM Solution, the Telecaster Network Services and/or the Strategy.com Network Services; or (2) a claim by a third party that the OEM Solution infringes upon or misappropriates any intellectual property rights of such third party, including without limitation, copyrights, patents, trademarks and trade secrets, which claim would not have occurred but for the combination of a Product with other software not supplied by MicroStrategy in OEM's development of the OEM Solution, provided that McroStrategy (i) gives OEM prompt written notice of the claim; (ii) allows OEM to have sole control of the defense and all related settlement negotiations and (iii) provides OEM with the information, authority and assistance necessary to perform OEM's obligations under this Section.

12.     Confidential and Proprietary Information.

        12.1 MicroStrategy or OEM may from time-to-time disclose to the other party confidential information relating to its business and affairs under this Agreement ("Confidential Information"). Confidential Information shall be clearly designated in writing as confidential, or if verbally disclosed, identified at the time of disclosure as being confidential and reduced to writing within ten (10) business days of disclosure. For a period of three (3) years from the date of disclosure, each party agrees that it will use reasonable efforts not to disclose Confidential

                                      13.

Information of the other to any third party without the express written consent of the disclosing party, unless disclosure is required by law. Notwithstanding the foregoing, the recipient may disclose Confidential Information to its Affiliates or contractors with a legitimate need to know who agree in writing to confidentiality obligations consistent with this Agreement, All materials containing Confidential Information are and remain the discloser's property, and upon written request the recipient shall promptly return them, and all copies of them, except a single archival copy. Confidential Information does not include:
(a) information generally available to or known to the public through no act or omission of the recipient; (b) information previously lawfully known to the recipient; (c) information independently developed by the recipient; or (d) information lawfully disclosed by a third party. This Section does not require either party to disclose any particular information, nor does it grant the recipient a license to any of the discloser's patents or copyrights. In the event that either party becomes aware of an unauthorized use or disclosure of the other's Confidential Information by a third party, such party shall promptly inform the other and provide, at the other's expense, commercially reasonable assistance in the investigation and prosecution of any such unauthorized disclosure. Notwithstanding the marking requirement above to the contrary, the Products and related technical specifications, information regarding
MicroStrategy's pricing, MicroStrategy's training material and the results of any benchmark tests conducted by OEM on the Products alone (as opposed to benchmark tests of the OEM Solution) shall be considered MicroStrategy's Confidential Information, whether or not so-labeled, so long as MicroStrategy has used reasonable efforts to mark such items. Subject to the parties' compliance with the provisions of Section 12, any disclosure of details on unreleased products or business strategies for planning purposes, including without limitation, any such information regarding Castor and MicroStrategy 6.0 products, shall be considered the Confidential Information of the Disclosing Party.

         The parties acknowledge that as a result of exposure to Confidential Information, increases in the general skill or knowledge of the receiving party's employees may occur. Nothing in this Agreement shall be construed to prohibit the receiving party from utilizing such increases in general skill or knowledge. Nevertheless, under no circumstance shall tangible copies of the Confidential Information be used for any purposes other than the implementation of this Agreement.

         12.2 Authorized Disclosure. Either party may disclose the existence of this Agreement, but not its content, without the prior consent of the other party.

         12.3 Branding. OEM shall not remove MicroStrategy's trademark and copyright notices in and on the Products or the documentation accompanying any copy of the Product sublicensed as part of the OEM Solution.

         12.4 Custom Interfaces. OEM may remove the MicroStrategy trademark notice from the splash screen and replace it with OEM's trademark notice in any Customized Interface. A "Customized lnterface" shall mean any interface to the Products created or modified by OEM using DSS Web or DSS Objects where the visual appearance (i.e., the "look and feel") of the user interface has been created in such a way as to be reasonably deemed a unique work of OEM. Any such removal of the MicroStrategy trademark notice in the Products shall be subject to MicroStrategy's written approval, which shall not be unreasonably withheld. OEM acknowledges that it is not acquiring and shall not attempt to acquire, by usage, filing or

                                       14.

otherwise, either in the United States or any other country, any right, title or interest in or to any of MicroStrategy's names, acronyms, logos, trademarks, service marks, trade names or other identifying description of MicroStrategy's products (the "Marks"), nor will OEM challenge MicroStrategy's rights therein. OEM's use of the Marks shall inure to the benefit of MicroStrategy and shall be subject to such reasonable restrictions and standards as MicroStrategy may adopt from time to time. The Marks are identified in Exhibit H hereto; provided, however, that MicroStrategy may amend such Exhibit from time to time.

        12.5 No Proprietary Rights. OEM has paid no consideration for the use of MicroStrategy's trademarks, trade names, logos, designations or copyrights, and nothing contained in this Agreement will give OEM any right, title or interest in any of them. OEM acknowledges that MicroStrategy owns and retains all trademarks, trade names, logos, designations, copyrights and other proprietary rights in or associated with the Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity of any trademark, trade name, logo, designation or copyright belonging to or licensed to MicroStrategy (including, without limitation, any act or assistance to any act, which may infringe or lead to the infringement of any of MicroStrategy's proprietary rights).

        12.6 No Continuing Rights. Upon expiration or termination of this Agreement, OEM will immediately cease all display, advertising and use of all MicroStrategy trademarks, trade names, logo or designations and will not thereafter use, advertise or display any trademark, trade name, logo or designation which is, or any part of which is, similar to or confusing with any trademark, trade name, logo or designation associated with any MicroStrategy product, whether or not such product is set forth in Exhibit A.

        12.7 Obligation to Protect. OEM agrees to use commercially reasonable efforts to protect MicroStrategy's proprietary rights and to cooperate with MicroStrategy in MicroStrategy's efforts to protect its proprietary rights. OEM agrees to notify MicroStrategy promptly of any known or suspected breach of MicroStrategy's proprietary rights that comes to OEM's attention.

13.      Term and Termination.

        13.1 Term. This Agreement will be effective as of the date first set forth above, and shall have a term of three (3) years.

        13.2 Termination for Breach of Confidentiality Obligations. Either party may terminate this Agreement prior to the expiration of its stated term in the event that the other party breaches the confidentiality provisions set forth in
Section 12.1.

        13.3 Termination for Cause. Either party may terminate this Agreement at any time prior to the expiration of its stated term in the event that:

                  (a) The other party is in default with respect to any material term or condition undertaken by such party under this Agreement and such failure or default continues unremedied for a period of ten (10) days following written notice of such failure or default (a material breach shall include but not be limited to a breach of Sections 2, 4, 5, 6, 7, 8, 9, 12, and 14.2).

                                       15.

                  (b) The other party is merged, consolidated, sells all or substantially all of its assets or implements or suffers any substantial change in management or control; provided, however, that a sale of stock as part of an initial public offering shall not be considered a change in control;

                  (c) A receiver is appointed for the other party or any of its property, the other party makes an assignment for the benefit of its creditors; any proceedings are commenced by, for or against the other party under any bankruptcy, insolvency or debtor's relief law; or the other party is liquidated or dissolved; or

                  (d) The other party is in material breach of any other written agreement between the parties.

           13.4 Effect of Termination or Expiration. Upon termination of this
Agreement:

                  (a) OEM shall cease using any MicroStrategy trademark, trade name, logo or designation.

                  (b) OEM shall return to MicroStrategy or destroy and certify to MicroStrategy the destruction of all Collateral and other MicroStrategy Confidential Information in its possession and shall destroy or return, at the option Of MicroStrategy, all Products and all copies thereof to MicroStrategy and shall cease all marketing and distribution of the OEM Solution, the Strategy.com Network Services and the Telecaster Network Services.

           13.5 Survival. The obligations of the parties under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.

14.      General.

        14.1 Independent Contractors. Both parties to this Agreement are independent contractors, and shall so represent themselves to all other parties. There is no relationship of partnership, agency, employment, franchise, or joint venture between the parties. Neither party has any express or implied right or authority to bind the other or incur any obligation on behalf of the other, In particular, nothing herein shall be interpreted as making OEM the commercial agent of MicroStrategy except in connection with sales of the Strategy.com and Telecaster Network Services in accordance with the terms of this Agreement.

        14.2 Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party; provided, however, that neither party shall unreasonably withhold its consent to the assignment of this Agreement to the successor in interest of the other party. Notwithstanding anything in the foregoing to the contrary, OEM reserves the right to assign this Agreement to an Affiliate without such consent; provided, however, that OEM shall notify MicroStrategy of any assignment of this Agreement to an Affiliate, and OEM shall indemnify MicroStrategy for any failure of a subsidiary to whom this Agreement has been assigned for any failure of such subsidiary to act in accordance with the terms of this Agreement.

                                      16.

         14.3 Force Majeure. Neither party shall be responsible for failure of performance due to causes beyond its control, including, but not limited to, acts of God or nature, labor disputes, actions of any Government agency, and shortage of materials.

         14.4 Notices. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given two (2) business days after deposit in the United States Mail, certified or registered mail, postage prepaid, or one business day after deposit with an overnight delivery service of national reputation, and in any case addressed as follows:

         To MicroStrategy:

                                    MicroStrategy Incorporated
                                    8000 Towers Crescent Drive
                                    Suite 1400
                                    Vienna, VA 22182
                                    ATT'N:  [Contracts Department]

         To OEM:

                                    Senior Vice President, National Accounts
                                        Solutions Group
                                    NCR Corporation
                                    1700 S. Patterson Blvd.
                                    Dayton, OH 45479

                                    and

                                    General Counsel/Notices WHQ-5
                                    NCR Corporation
                                    1700 S. Patterson Blvd.
                                    Dayton, Ohio 45479

        14.5 Waiver. The waiver by either party of any default by the other shall not waive subsequent defaults of the same or different kind.

        14.6 Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be invalid, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

        14.7 Equitable Relief. Each party acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of the other party will cause such party irreparable injury for which there are inadequate remedies at law, and therefore such party will be entitled to seek equitable relief in addition to all other remedies provided by this Agreement or available at law.

                                       17.

        14.8 Entire Agreement. This Agreement is the complete and exclusive statement of the understanding of the parties, and supersedes all other prior representations between them, whether oral or written, relating to the subject matter of this Agreement. This Agreement may not be modified except in writing signed by an officer of MicroStrategy and a duly authorized representative of OEM.

        14.9 Section Headings. Section headings are for purposes of convenience and shall not be considered part of this Agreement.

        14.10 Execution of Agreement, Governing Law, and Arbitration. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, excluding that body of law known as conflict of laws. The parties will attempt in good faith to resolve any controversy or claim by negotiation or mediation. If they are unable to do so, and regardless of the causes of action alleged, the claim will be resolved by arbitration before a sole arbitrator in the headquarters city of the non-initiating party pursuant to the then-current Commercial Rules of the American Arbitration Association. The arbitrator's award will be final and binding, and may be entered in any court having jurisdiction thereof. The arbitrator will not have the power to award punitive or exemplary damages, or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement. Each party will bear its own attorney's fees and costs related to the arbitration. Any claim or action must be brought within five years after the cause of action accrues.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

      MICROSTRATEGY INCORPORATED                NCR CORPORATION

                                                         ("OEM")
      By:  /s/ Michael Saylor                   By:  /s/ Earl C. Shanks
        ---------------------                      ---------------------
      Name:  Michael Saylor                     Name:  Earl C. Shanks
          -----------------                          -----------------
      Title:    President & CEO                 Title:  Vice President -
             -------------------------                  Corporate Finance
                                                      -------------------------

                                       18.

                                    EXHIBIT A

                                PRODUCTS LICENSED


1.1 Products. The following Products are licensed to OEM in accordance with the terms of the Agreement:

         Product
        ---------
        DSS  Agent[TM]
        DSS  Objects[TM]
        DSS  Architect[TM]
        DSS  Executive[TM]
        DSS  Server[TM]
        DSS  Web Server[TM]
        DSS  Web (PE)[TM]
        DSS  Web (SE)[TM]
        DSS  Administrator[TM]
        DSS  Broadcaster Server without SQL Server
        Info Center without SQL Server

MicroStrategy will, from time to time, add new Products as they become "generally available ("GA")".

                                       19.

  MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY
      Unauthorized use, disclosure or duplication is strictly prohibited.

                                    EXHIBIT B

                          OEM DISCOUNTED PRICE SCHEDULE
 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission.  Asterisks denote omissions.

                            MicroStrategy Price List
                                    10/25/99
Infrastructure

Product                                       Price               Description
MicroStrategy Intelligence Server             [**]                per server with no more than four processors
(4 Processor)

MicroStrategy Intelligence Server             [**]                per server with no more than two processors
(2 Processor)

MicroStrategy Intelligence Server Upgrade     [**]                to upgrade MicroStrategy Intelligence Server from
                                                                  two processor system to a four processor system

MicroStrategy Web Server                      [**]                per server with no more than four processors
(4 Processor)

MicroStrategy Web Server                      [**]                per server with no more than two processors
(2 Processor)

MicroStrategy Web Server Upgrade              [**]                to upgrade MicroStrategy Web Server from a two
                                                                  processor system to a four processor system

MicroStrategy Broadcast Server                [**]                per server with no more than four processors

MicroStrategy Architect                       [**]                per named user

MicroStrategy Executive                       [**]                per named user

MicroStrategy Administrator                   [**]                per two named users

MicroStrategy Development Bundle              [**]                per two named users
-----------------------------------------------------------------------------------------------------------------------------
Interfaces

Product                                         Price             Description
-------                                         -----             -----------
MicroStrategy Agent                              [**]             per named user

MicroStrategy Web PE                             [**]             per named user

MicroStrategy Web SE                             [**]             per named user

MicroStrategy Broadcaster                        [**]             per named user

MicroStrategy Objects                            [**]             per named user

MicroStrategy Any Interface Bundle               [**]             per named user which includes Agent, Web PE,
                                                                  Web SE, Broadcaster and Objects

Add MicroStrategy Broadcaster                    [**]             per named user when acquired with any interface in
                                                                  the same quantities
---------------------------------------------------------------------------------------------------------------------------------




  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission.  Asterisks denote omissions.

                           MicroStrategy Price List
                                   10/25/99

MicroStrategy InfoCenter

Product                                       Price               Description
MicroStrategy InfoCenter Server               [**]                per server with no more than two processors

Additional 10 Thread Increments               [**]                per 10 threads--a thread is the ability of the
                                                                  software to send data to and receive data from the
                                                                  Metadata repository
---------------------------------------------------------------------------------------------------------------------------------
MicroStrategy Enterprise
Reporting Schedule

Product                                       Price               Description
Enterprise Reporting Module for              [**]                 per server with up to two processors
companies with up to 15,000 employees

Enterprise Reporting Module for              [**]                 per server with up to two processors
companies with up to 35,000 employees

Enterprise Reporting Module for              [**]                 per server with up to two processors
companies with up to 55,000 employees

Enterprise Reporting Module for              [**]                 per server with up to two processors
companies with up to 75,000 employees

Enterprise Reporting Module for              [**]                 per server with up to two processors
companies with more than
75,000 employees
--------------------------------------------------------------------------------------------------------------------------------
Educational Products

Product                                         Price             Description
                                                -----             -----------
Web Based Training                               [**]             per named user

Multimedia Based Training                        [**]             per named user
---------------------------------------------------------------------------------------------------------------------------------



 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission.  Asterisks denote omissions.

                           MicroStrategy Price List
                                   10/25/99

Discount Schedule

Total List Price              Non-Broadcaster          MicroStrategy Broadcaster only
----------------              ---------------          ------------------------------
$100,000                           [**]                             [**]
$200,000                           [**]                             [**]
$300,000                           [**]                             [**]
$400,000                           [**]                             [**]
$500,000                           [**]                             [**]
$750,000                           [**]                             [**]
$1,000,000                         [**]                             [**]
$1,500,000                         [**]                             [**]
$2,000,000                         [**]                             [**]
$2,500,000                         [**]                             [**]
$3,000,000                         [**]                             [**]
$3,500,000                         [**]                             [**]
$4,000,000                         [**]                             [**]
$4,500,000                         [**]                             [**]
$5,000,000                         [**]                             [**]
$5,000,000+                        [**]                             [**]

------------------------------------------------------------------------------
MicroStrategy Development
Software Discount

MicroStrategy Server Software may be discounted [**] for development purposes. The licenses must be restricted to permit use for testing and development only. The software may not be used for production purposes.

Up to 25 licenses of the MicroStrategy User Interface Software may be discounted [**] for development purposes. The licenses must be restricted to permit use for testing and development only. The software may not be used for production purposes.
-------------------------------------------------------------------------------

International Price Uplifts

Tiers                                            Countries                          Uplift
-----                                            ---------                          ------
Tier 0 Territories                  Africa - ASEAN - Eastern Europe - Korea          [**]
                                    -- Latin America - Middle East

Tier 1 Territories                  Iberia - Italy                                   [**]



  Confidential Materials omitted and filed separately with the Securities and
                 Exchange Commission.  Asterisks denote omissions.

Tier 2 Territories                  Benelux - British Isles - Central Europe -        [**]
                                    France - Scandinavia

Tier 3 Territories                  Japan                                             [**]
------------------------------------------------------------------------------------------------------------------------------

                                       20.

                                    Exhibit C

                           END USER LICENSE AGREEMENT
                                 NCR CORPORATION

                                MASTER AGREEMENT
                                                               --------------
                                                               Customer Number
                        -------------------------------
                           Your Business Name ("you")

                        -------------------------------
                                 Street Address

                        ------------------------------
                               City State Zip Code

                        ------------------------------
                                 Effective Date


  IF YOU HAVE ANY QUESTIONS OR CONCERNS WITH THIS AGREEMENT OR NCR'S CONTRACTING PROCEDURES, PLEASE CONTACT YOUR NCR ACCOUNT REPRESENTATIVE.

                                   CONTENTS

  1 - Definitions                                     9 - Limitations of Liability
  2 - Orders, Addenda and Contract Formation         10 - Services
  3 - Delivery and Installation
  4 - Prices and Taxes Claims                        12 - Defense of Infringement
  5 - Invoice, Payment and Security Interest         13 - Third Party Products
  6 - Rental                                         14 - Termination
  7 - License to Use Software                        15 - Mediation and Arbitration
  8 - Warranties                                     16 - General


                                      21.
  MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY
      Unauthorized use, disclosure or duplication is strictly prohibited.

1.0 DEFINITIONS
The terms listed below will have the following meanings:

1.1 "Agreement" means this Master Agreement.

1.2 "Addendum" means a supplementary form designed to identify specific terms and conditions for certain types of transactions.

1.3 "NCR Product Specifications" means NCR's official published specifications for Products when you acquire them (which NCR will provide to you upon request), and the documentation which NCR includes with Products delivered to you.

1.4 "NCR" means NCR Corporation (formerly known as AT&T Global Information Solutions Company). Certain products, documents, and other items furnished under this Agreement may continue to contain references to the AT&T name.

1.5 "Contract" means a contract for your acquisition of Products from NCR, as explained in 2.0. Each Contract includes the terms of this Agreement.

1.6 "Equipment" means hardware and associated peripherals and features that you acquire from NCR.

1.7  "Products" means Equipment, Software, Supplies and Services.

1.8 "Services" means those Services described in Section 10.0 that you acquire from NCR.

1.9  "Software" means computer programs in any form that you acquire from NCR.

1.10 "Supplies" means consumable items that you acquire from NCR.

1.11 "Third Party Products" means products that you acquire from parties other than NCR.

2.0      ORDERS, ADDENDA, AND CONTRACT FORMATION

2.1 Orders -- You may order Products from NCR with a written purchase order, electronically or orally.

         2.1.1 Written - You may submit a written purchase order on your form or an NCR form. NCR may accept your purchase order by signing it, delivering the Products which you ordered, or as NCR and you otherwise agree. NCR's acceptance creates a Contract consisting of this Agreement, any applicable Addendum, and your written order, except that any preprinted language on your form will not become part of the Contract.

         2.1.2 Electronic - NCR may provide Electronic Data Interchange ("EDI") options, including electronic ordering, invoicing and payment. These options and NCR's acceptance of your electronic order will be governed by an EDI

                                       22.
  MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY
      Unauthorized use, disclosure or duplication is strictly prohibited.

           Addendum to this Agreement. If you and NCR communicate electronically, an identification code contained in an electronic document will be legally sufficient to verify the sender's identity and the document's authenticity as a signed writing.

           2.1.3 Oral - You may order certain categories of Products from NCR orally. In such event, the Contract will consist of this Agreement and the quantities, prices and product identifications as confirmed on NCR's invoice or acknowledgment.

2.2 Invoiced Services - NCR may offer to provide Equipment maintenance or Software Services for a fixed term by sending you an invoice in advance of the term. If you accept the offer by paying the invoice or by accepting the Services, a Contract is formed consisting of this Agreement and the terms of NCR's invoice.

2.3 Other Communications - Each Contract supersedes all oral and written communications between you and NCR concerning the ordered Products. Correspondence, proposals and recommendations become binding commitments of NCR only when you attach them to or expressly incorporate them in a Contract.

2.4 Delays, Cancellation and Modifications (Change Control) -- If you wish to cancel, reschedule or modify a Contract (including changing delivery or installation dates or locations) or if you cause delays in NCR's performance, you and NCR will attempt to negotiate in good faith new schedules and sufficient compensation to NCR for accommodating you. No such change is effective unless agreed in writing signed by both parties, preferably on NCR's change control form.


3.0      DELIVERY AND INSTALLATION
3.1 Delivery -- NCR will use reasonable efforts to perform its obligations by dates included in a Contract. These dates are estimates only. NCR will inform you of delays as far in advance as reasonably possible. If NCR's performance is delayed (other than by a force majeure) for an unreasonable time, you may cancel delivery without penalty.

3.2 Location - NCR will deliver Products to the location that you specify. If you select the shipping agent, its receipt of the Products constitutes delivery. Title and risk of loss pass to you upon delivery. You agree to inspect Products when you receive them and to notify NCR promptly if there is any visible damage.

3.3 Installation - NCR will notify you if Products require a special physical environment. You agree to provide that environment prior to installation. Upon request, NCR will provide Installation Services which may be separately chargeable.

                                       23.
  MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY
      Unauthorized use, disclosure or duplication is strictly prohibited.

4.0        PRICES AND TAXES

4.1 Prices -- Your order will generally state the Product price. If it does not, the price will be NCR's then-current published price in the country and currency where the Products are installed less any applicable discount. NCR may increase your price if it increases its published price after it accepts your order, and your order specifies delivery more than 120 days after the price increase becomes effective. Also, price increases for Services or Software licensed for a periodic fee will only apply to subsequent billing periods.

4.2 Taxes and Other Charges -- Unless otherwise stated, Product prices do not include: delivery and installation charges; charges associated with preparing your site; and all taxes that relate to your acquisition or use of Products, including sales, use, VAT and property (ad valorem) taxes, other governmental charges and taxes, and assessments after audit. You agree to pay those charges and taxes, except for taxes based on NCR's net income or franchise taxes. If you qualify for tax exemptions, you must provide NCR with appropriate exemption documentation.

5.0      INVOICE, PAYMENT AND SECURITY INTEREST

5.1 Invoice and Payment -- NCR will invoice you (1) for Equipment and Software -- after shipment; (2) for recurring Services, license fees and rental -- in advance; and (3) for non-recurring Services -- after NCR provides them to you. Payment is due on receipt of invoice. NCR reserves the right to charge late fees stated on the invoice if it does not receive payment within 30 days. If you do not pay after NCR notifies you of your default, NCR also may repossess the applicable Products without waiving NCR's right to payment.

5.2 Security Interest -- NCR retains a purchase money security interest in each Product that you purchase until you pay for it. You appoint NCR as your agent to sign and file a financing statement to perfect NCR's security interest.


6.0      RENTAL
The Contract will specify the initial term for rented Equipment. After the term expires, your rental will continue on a month to month basis until you and NCR agree to extend the term, or until you or NCR terminates the rental by giving 60 days advance written notice. When the rental charge includes maintenance and NCR increases its maintenance charge for that type of Equipment, NCR may increase your rental charge by a like amount. Otherwise, NCR may increase your rental charge only after the end of the specified term. NCR owns rented Equipment and retains the risk of loss or damage except for loss or damage which you cause. You may not alter rented Equipment without NCR's prior written consent.


                                       24.
  MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY
      Unauthorized use, disclosure or duplication is strictly prohibited.

7.0          LICENSE TO USE SOFTWARE
7.1 Scope -- NCR grants you a non-transferable, non-exclusive license to use Software in object code form consistent with the terms of this Agreement. Unless otherwise agreed, you may use the Software at any one time only on a single processing unit of the class and model for which you originally licensed it. Your order may specify other or different license terms, concerning matters such as the number of users or site license rights, or you and NCR may agree separately in writing to those terms. You may use source code only if we agree to additional terms for it.

7.2 Fees -- NCR licenses Software for either periodic or one-time license fees. If your order does not specify the type of fee, it is a monthly license fee. Your payment of a one-time fee entitles you to a perpetual right to use the Software subject to the terms of this Section 7.0.

7.3 Termination -- A Software license term begins when NCR delivers the Software to you and continues for the specified term unless you or NCR terminates the license as described below or you violate your obligations under this Section
7.0. You may terminate a periodic license at any time by providing 30 days advance written notice. NCR will refund the unapplied portion of any advance payment. One-time fees are not refundable. NCR may terminate a periodic license at the end of a billing period by giving you at least 30 days advance written notice. When the license ends, you agree to immediately stop using the Software and either return all copies to NCR or certify to NCR that you have destroyed them.

7.4 General -- You may not copy Software, or transfer, disclose, sublicense or distribute it to any party without NCR's written consent. NCR will consent to your transfer of Software only to parties who sign the then-current form of NCR Master Agreement and pay any applicable fees. You must retain copyright notices and proprietary legends on all copies of Software in your possession. Software remains the property of NCR or its licensors. You will not take any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of the Software.

7.5 Other Companies' Software -- NCR may provide you with Software that bears the logo or copyright of another company. The license terms of this Agreement apply to that Software unless the Software is provided with a license agreement (including a "shrink-wrap" license) from the other company, in which case the terms of the other company's agreement apply.

8.0        WARRANTIES
8.1 Equipment -- NCR warrants that Equipment will be free from defects in material and workmanship and will conform to NCR Product Specifications. This warranty begins on delivery or, if applicable, when NCR installs the Equipment and continues for 90 days unless the Contract or NCR's policies at the time of order specify a longer period. If you notify NCR during the warranty period that Equipment does not comply with this warranty, NCR will repair the Equipment at no charge under Section 10.1.

8.2 Software -- NCR warrants that Software will conform to NCR Product Specifications. This warranty begins on delivery or, if applicable, when NCR installs the

                                       25.
  MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY
      Unauthorized use, disclosure or duplication is strictly prohibited.

Software and continues for 30 days unless the Contract or NCR's policies at the time of order specify a longer period. If you notify NCR during the warranty period that Software does not conform to NCR Product Specifications, NCR will correct the Software at no charge under Section 10.2. Except for defects in media, NCR warrants only the first copy of Software that it provides to you.

8.3 Other Companies' Products -- NCR may provide you with Products that bear the logo or copyright of another company. Notwithstanding anything within
Section 8.1 or 8.2, if you receive these Products with terms from the other company addressing warranty or support, the other company's terms apply, and unless specifically agreed NCR provides no warranty or support.

8.4 Services -- NCR warrants that it will provide Services in a professional manner consistent with Section 10.0, and any Contract, and NCR's published policies in effect at the time Services are rendered.

8.5 Right to Refund

         8.5.1 NCR will use its best efforts during a warranty period to repair Equipment under Section 8.1 or correct Software under Section 8.2. If NCR does not succeed within a reasonable time, you may return the defective Product and obtain a refund, or you may accept the Product "as is."

         8.5.2 If NCR does not perform Services consistent with Section 8.4 or any Contract, then if you provide prompt notice NCR will use its best efforts to reperform them. If NCR cannot successfully reperform Services, you may terminate the Contract, and obtain a refund of your payments to NCR for those Services. Your refund for a fixed term Services Contract will not exceed your payments for 12 months.

         8.5.3 In addition to the warranties described above, NCR may make commitments to you in a Contract such as those relating to Product performance, capability or the future availability of features. If NCR does not meet those commitments, you agree to notify NCR promptly in writing. If NCR is unable to correct the problem within a reasonable time and the Contract does not separately address your remedies, you may return the Product and obtain a refund. The refund will be reduced on the same basis as you depreciate the Product in your financial statements. If you do not depreciate it, the refund will be reduced on a 5-year straight-line basis.

8.6 Title -- NCR warrants that title in Equipment will be clear except for NCR's security interest.

8.7 Warranty Services -- NCR will provide warranty Services under its standard policies in effect when it delivers the Products. You may separately purchase expanded warranty Services, when available. If NCR designates that Products are provided "as is," there is no warranty.

                                       26.
  MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY
      Unauthorized use, disclosure or duplication is strictly prohibited.

8.8 YOU ACCEPT RESPONSIBILITY TO VERIFY THAT THE PRODUCTS YOU ACQUIRE WILL MEET YOUR SPECIFIC REQUIREMENTS AND PERFORM AS WARRANTED. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NCR DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING FROM A COURSE OF DEALING. NCR DOES NOT WARRANT THAT PRODUCTS WILL OPERATE UNINTERRUPTED OR ERROR FREE, OR THAT ALL DEFICIENCIES, ERRORS, DEFECTS OR NONCONFORMITIES WILL BE CORRECTED. NCR HAS NO WARRANTY OBLIGATION FOR THIRD PARTY PRODUCTS.

8.9 Exclusive Remedies - Your rights and remedies set forth in this Agreement or a Contract are exclusive and in lieu of all other rights and remedies related to any Contract or Product.


9.0 LIMITATIONS OF LIABILITY
9.1 NCR IS NOT LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL OR PUNITIVE DAMAGES, OR FOR LOSS OF PROFITS, REVENUE OR DATA, WHETHER IN AN ACTION IN CONTRACT, TORT, PRODUCT LIABILITY, STATUTE OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF THOSE DAMAGES. NCR WILL NOT BE LIABLE FOR DIRECT DAMAGES CAUSED BY LATE DELIVERY, PRODUCT DEFECT, OR ANY OTHER CAUSE EXCEPT AS EXPRESSLY PROVIDED IN A CONTRACT. NCR HAS SET PRICES FOR ITS PRODUCTS BASED ON THE ALLOCATION OF RISKS SET OUT IN THIS AGREEMENT.

9.2 Maximum Liability -- NCR's liability with respect to any Product will not exceed the amount that you paid NCR for that Product even if any term of this Agreement fails of its essential purpose.

9.3 Personal Injury and Property Damage -- Notwithstanding any limitations in this Section 9.0, NCR will be liable for personal injury, including death, and for direct damages up to $1,000,000 per occurrence for physical damage to tangible property, to the extent NCR's negligence caused that injury or damage.

10.0 SERVICES
10.1 Equipment Warranty and Maintenance Services

         10.1.1 During the term of an Equipment warranty or Contract for Equipment maintenance Services, NCR will maintain the covered Equipment in accordance with this Section so that it complies with the warranties in Section 8.1. Unless otherwise stated, the initial term of a maintenance Contract is one year and will automatically renew for additional one year terms unless you or NCR terminate it. You or NCR may terminate a contract for Equipment maintenance Services at any time by providing 30 days advance written notice. On termination under this Section, NCR will refund the unapplied portion of any advance payment.

                                       27.
  MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY
      Unauthorized use, disclosure or duplication is strictly prohibited.

           10-1.2 NCR's Equipment warranty and maintenance Services include Parts and labor during covered hours. NCR will charge separately for:
           (1) Supplies; (2) service calls outside of the applicable scope of contracted Service or coverage hours; (3) service calls for Equipment that was in good operating condition at the time of the call; (4) use of specified types of Equipment above designated levels which NCR has communicated to you. NCR will also charge separately to repair Equipment which has failed due to: (5) an alteration to Equipment or Software or attachment not provided by NCR, approved by NCR in writing or compatible with NCR's standard interfaces; (6) your use of Supplies or Third Party Products that are defective or that do not meet NCR standards or specifications; (7) your negligence, misuse, or abuse; (8) any third party's negligent or intentional acts; or (9) fire, smoke, water, or acts of God. Replaced parts become or remain NCR's property.

           10.1.3 At your expense, you must maintain the site of Equipment consistent with NCR specifications, and you must provide safe working conditions and appropriate utility services for maintenance personnel. When Equipment is under warranty or an NCR maintenance Contract, or is rented under Section 6.0 or is loaned to you under
           Section 11.0, you may not allow anyone other than NCR to maintain it. Before accepting a maintenance Contract, NCR may inspect and refurbish at your expense Equipment that is not then under NCR maintenance or which anyone other than NCR has installed or serviced. You are responsible for operating your Equipment, for providing back-up Equipment and Services and for safeguarding all programs, data and funds.

           10.1.4 If NCR provides Services for Third Party Products, NCR will maintain those products in good operating condition during the term of the Contract for those Services. NCR will not assume the manufacturer's warranty obligations or make modifications specified by the manufacturer unless otherwise agreed in writing.

10.2     Software Services

          10.2.1 During the term of a Software warranty or Contract for Software Services, NCR will: (1) provide telephone access to NCR support resources to assist in resolving Software problems; (2) notify you of available Software updates; and (3) distribute updates at your request. Unless otherwise stated, the initial term of a Contract for Software Services is one year and will automatically renew for additional one year terms unless you or NCR terminate it. You or NCR may terminate a Software Services Contract at any time by providing 30 days advance written notice. On termination under this Section, NCR will refund the unapplied portion of any advance payment.

         10.2.2 NCR will provide Software Services for the most recent release and the prior release of covered Software. Software Services for the prior release may not include updates or code level fixes. When you order Software Services, you must order the same level of service (to the extent available) for all interdependent Software operating on the same Equipment. If you have licensed

                                       28.
  MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY
      Unauthorized use, disclosure or duplication is strictly prohibited.

             multiple copies of the same Software, you must order Software Services for each copy used at the same location.

             10.2.3 To permit NCR to provide Software Services, upon request you agree to assist in isolating Software problems. You also agree to provide modems and telephone lines for NCR to access your system remotely, to install and test all fixes and updates, and to perform other actions reasonably requested by NCR.

  10.3 Other Services -- This Agreement applies to other Services which NCR offers, including systems integration, installation, custom programming, training and time-and-materials Equipment and Software Services. Unless otherwise stated in a Contract, you are responsible for implementing and operating Products.

  10.4 Custom and Modified Software -- A Contract may require NCR to create custom Software or modify licensed Software for you. On your payment in full, you will own the copyright in that custom Software or those modifications, but NCR will retain a perpetual, royalty-free, worldwide, non-exclusive, transferable license to possess, copy, use, modify, disclose, distribute, and sublicense that custom Software or those modifications without restriction. Your ownership of the copyright in modifications to Software does not affect your obligations for the unmodified portions of Software licensed from NCR.

11.0   PRODUCT EVALUATION
  NCR may loan Products to you for your evaluation. You and NCR will agree in advance on: (1) the length of the evaluation period; (2) prices if you elect to acquire the Products; (3) the post evaluation warranty periods, if any; and
  (4) who will bear related costs of freight, installation/deinstallation and maintenance. The evaluation period will begin when NCR delivers the Products to you. At the end of the evaluation period, you will make the Products available for return to NCR, or NCR will invoice you for the Products at the agreed prices. You agree not to move the Products to another location during the evaluation without NCR's consent. DURING YOUR EVALUATION, PRODUCTS ARE FURNISHED TO YOU "AS IS." IF YOU ARE DISSATISFIED WITH THEM FOR ANY REASON, YOUR EXCLUSIVE REMEDY WILL BE NCR'S REMOVAL OF THE PRODUCTS FROM YOUR SITE.

12.0   DEFENSE OF INFRINGEMENT CLAIMS

  You will notify NCR immediately after you become aware of any claim or threatened claim of infringement involving Products. NCR will defend at its expense any claim or suit brought against you alleging that any Product infringes a United States patent, copyright or trade secret and will pay all costs and damages finally awarded, if you give NCR (1) prompt written notice of the claim; (2) all requested information that you possess about the claim;
  (3) reasonable cooperation and assistance; and (4) sole authority to defend or settle the claim. In the defense or settlement of the claim, NCR may obtain for you the right to continue using the Product or replace or modify the Product so that it becomes non-infringing. If NCR is unable to reasonably secure those remedies, as a last resort NCR will refund the purchase price for infringing Equipment and refund one-time license fees for infringing Software. NCR will reduce any such
                                      29.
MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY Unauthorized use, disclosure or duplication is strictly prohibited.

  refund on the same basis as you depreciated the infringing Product in your financial statements. If you do not depreciate it, the refund will be reduced on a 5-year straightline basis. NCR is not obligated to indemnify you under this Section if the alleged infringement is based on the use of the Product with other products not furnished directly by NCR, or on NCR's compliance with any designs, specifications or instructions provided by you, or if anyone other than NCR has modified the Product. This Section states NCR's entire liability for infringement of patents, copyrights, trade secrets, and other intellectual property rights.

  13.0  THIRD PARTY PRODUCTS
  NCR is not responsible for Third Party Products, even if NCR assisted in evaluating or selecting them. The failure of Third Party Products or their suppliers will not affect your obligations to NCR.


  14.0  TERMINATION
  14.1 Voluntary Termination -- This Agreement will remain in effect until you or NCR terminate it on 30 days advance written notice. Termination of this Agreement will not terminate any existing Contract.

  14.2 Bankruptcy -- You or NCR may terminate any current Contracts if the other party files for protection under the bankruptcy laws or makes an assignment for the benefit of creditors, or if a trustee or similar officer is appointed for the other party or its assets.

  15.0  MEDIATION AND ARBITRATION

  15.1 "Dispute" means any controversy or claim between you and NCR. It includes controversies or C1aims that are related directly or indirectly to this Agreement, any Contract or any Product, whether based on contract, statute, tort, fraud, fraudulent inducement, misrepresentation, intellectual property rights, antitrust laws, competition laws, or other legal or equitable theory, whenever brought, between you and NCR or any of NCR's or your employees or agents or affiliates.

  15.2 Mediation -- NCR and you agree to use good faith efforts to resolve any Dispute promptly and fairly. If NCR and you are unable to resolve a Dispute by negotiation, both parties agree to submit it to non-binding mediation conducted by a mutually selected mediator or, at the option of either party, by the American Arbitration Association ("AAA").

  15.3 Arbitration -- If a Dispute submitted to mediation is not successfully resolved, it shall be subject to binding arbitration under the then-current rules and supervision of the AAA. The Federal Arbitration Act, 9 U.S.C. Sections 1 to 16, not state law, will govern the arbitrability of all claims. A single arbitrator who is knowledgeable in business information and electronic data processing systems will conduct the arbitration. The arbitrator's decision and award will be final and binding, and either party may enter it in any court with jurisdiction. The arbitrator will not have authority to award punitive or other non-compensatory damages to either party. The arbitration will be held in the city where the AAA regional office closest to your headquarters is located. Each party will

                                       30.
  MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY
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

bear its own attorney's fees and related costs associated with the arbitration. NCR and you will pay all other costs and expenses of the arbitration as the rules of the AAA provide.

15.4 Court Proceedings -- Except as permitted in this Section, neither party (or its employees, agents, officers, directors, and affiliates) may bring a case in court. If NCR or you disregards this restriction, files a court case and fails to dismiss it promptly upon being notified of this provision, that party will pay the other party's costs and expenses, including attorney's fees, incurred after the notice in defending the court case. NCR retains the right to obtain an injunction in court to prevent your misuse of its intellectual properties.

15.5 Two Year Limitation -- Neither you nor NCR may bring a claim or action arising out of or related to this Agreement, including any claim of fraud or misrepresentation, more than two years after the cause of action accrues.

15.6 Substitute Products -- Your acceptance of refunds or substitute Products under this Agreement waives all claims relating to the nonperforming Products involved.


16.0  GENERAL
16.1 Effective Date, Modification, Non-Waiver and Assignment -- This Agreement applies to all Products that NCR provides to you directly or through a leasing company. The cover page of this Agreement specifies the effective date. If the date is left blank, the date NCR signs this Agreement or first provides Products to you is the effective date. No modification of this Agreement or any Contract will be effective unless it is in writing and signed by authorized representatives of both you and NCR. Failure to enforce any Contract term is not a waiver of future enforcement of that or any other term. Neither you nor NCR may assign this Agreement, a Contract, or its rights or obligations under them without the express written consent of the other, except NCR may assign this Agreement or a Contract to an affiliate and may use Subcontractors to fulfill its obligations.

16.2 Supplements -- NCR may from time to time communicate to you policies and procedures that supplement but do not modify the terms of this Agreement, such as relating to Software or Services.

16.3 Notices -- NCR will send notices to you at the address on the face of this Agreement, and you will send notices to NCR at its local district office or other designated address.

16.4 Geographic Scope -- This Agreement applies only to Products in the United States and does not obligate NCR to provide Products, including warranty or maintenance Services, outside the United States. If you want to do business with NCR internationally, please contact your NCR account representative, and NCR will provide you with supplemental terms to this Agreement. You may not export Products without appropriate approvals from the U.S. and foreign government.

                                       31.
MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY Unauthorized use, disclosure or duplication is strictly prohibited.

16.5 Force Majeure -- Neither party is liable for failing to fulfill its obligations due to acts of God, civil or military authority, war, riots, strikes, fire, or other causes beyond its reasonable control, except for your obligation to make payments.

16.6 Choice of Law -- New York law governs this Agreement, except for its laws regarding choice of law and as stated in Section 15.3; the United Nations Convention on Contracts for the International Sales of Goods does not apply.

THIS AGREEMENT TOGETHER WITH ANY CONTRACTS INCLUDING IT SETS FORTH THE ENTIRE AGREEMENT WITH RESPECT TO YOUR ACQUISITION OF PRODUCTS FROM NCR. YOU ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTAND THE TERMS OF THIS AGREEMENT.

Executed on your behalf by:                      NCR CORPORATION

----------------------                           -----------------------
Authorized Signature                             Authorized Signature

----------------------                           -----------------------
Printed Name                                     Printed Name



                                       32.
MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY Unauthorized use, disclosure or duplication is strictly prohibited.

            ADDITIONAL TERMS TO COVER LICENSING OF THE MICROSTRATEGY
                             PRODUCTS ("SUPPLEMENT")
                           BETWEEN NCR CORPORATION AND
                                  MICROSTRATEGY

           These terms made and entered into as of __________1998, by and between NCR Corporation ("NCR"), a Maryland corporation with its principal place of business at 1700 S. Patterson Boulevard, and _______________("you"), a ____ corporation with its principal place of business at____________, I hereby supplement the NCR Corporation Agreement dated _______________ between NCR and you ("Agreement"). In the event of a conflict between any provision of the Agreement and any provision of this Supplement as it relates to the MicroStrategy Software, the provision of this Supplement shall prevail. Unless otherwise defined in this Amendment, capitalized terms in this Supplement shall have the same meaning as in the Agreement.

  1. With respect to the MicroStrategy Software, NCR Product Specifications means the MicroStrategy user documentation.

  2.  Software includes any software NCR licenses or sublicenses to you.

  3. Third Party Products are licensed or sublicensed to you by a party other than NCR.

  4. Notwithstanding anything stated in the Agreement or Supplement, MicroStrategy does not provide title to the MicroStrategy Software.

  5. MicroStrategy Software licensed under the Agreement and this Supplement may be used only for internal business purposes and only in connection with the Teradata Server. Any other use of the MicroStrategy Software licensed under this Supplement and the Agreement is prohibited. Third parties may not access the MicroStrategy Software, except for contractors providing services to you under contract with you.

  6. You may not copy or internally transfer MicroStrategy Software except for routine back-up procedures or in the event of a computer malfunction.

  7.  Even if any MicroStrategy Software is provided with a shrink-wrap license,
      the  Agreement  and  this   Supplement   applies  and  the   MicroStrategy
      shrink-wrap license shall be of no force and effect.

  8. Notwithstanding anything stated in the Agreement or Supplement, MicroStrategy makes no warranty to you regarding the MicroStrategy Software.

  9. MICROSTRATEGY SHALL NOT BE LIABLE TO YOU FOR ANY DAMAGES OF ANY KIND, WHETHER DIRECT OR INDIRECT, ARISING FROM USE OF THE MICROSTRATEGY SOFTWARE.

 10. Notwithstanding anything else in the Agreement or this Supplement to the contrary, you may not assign licenses for any MicroStrategy Product to any third parties without MicroStrategy's prior written consent,

                                      33.
  MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY
      Unauthorized use, disclosure or duplication is strictly prohibited.

11.  You agree to comply with all applicable US export laws and restrictions.

12. You agree to use a commercially reasonable degree of care not to disclose the Microstrategy Software or associated documentation or any material marked with MicroStrategy Confidential and Proprietary' or any similar legend to any third parties other than contractors who are providing services to you under contract with you. You agree that you will not, directly or indirectly, use any such information to create any computer software program or user documentation that is substantially similar to any MicroStrategy software program or user documentation. You agree that you will notify MicroStrategy promptly of any unauthorized disclosure of any such information, and that you will provide reasonable assistance to MicroStrategy, at MicroStrategy's expense, in the investigation and prosecution of any unauthorized disclosure. You agree not to disclose the results of any benchmark tests run on any MicroStrategy Software to any third party without MicroStrategy's prior written consent.

13. NCR warrants from the date of delivery of the Software to you until June 30, 2001 that the unmodified MicroStrategy Software will be Year 2000 Qualified, as such term is defined in the document entitled NCR Year 2000 Qualification Requirements, provided that all year date data presented to the MicroStrategy Software for processing is in a four (4) digit format, and provided that NCR makes no warranty with respect to any such failure or incorrect result that may arise due to: (i) the quality of the data processed with the MicroStrategy Software; (ii) the effect of other software not licensed by NCR to you or developed by NCR for you; or (iii) the use of the MicroStrategy Software in an operating environment or on a platform not specified by NCR.

14. The MicroStrategy Software is provided to you on a "Named User License" basis. "Named User License" means a license to use a MicroStrategy Software product, or a bundle of MicroStrategy Software products, under which only one (1) Named User may access the MicroStrategy Software product, or the MicroStrategy Software products included in the bundle. A "Named User" shall mean an individual to whom you have assigned an identification number for purposes of tracking use of a MicroStrategy Software product, or bundle of MicroStrategy Software products. If and when a Named User no longer has access to a MicroStrategy Software product, or bundle of MicroStrategy Software products, an alternate user may assume the initial Named User's identification number and use the MicroStrategy Software product, or bundle of MicroStrategy Software products, in place of the initial Named User.


         EXCEPT AS AMENDED AND MODIFIED hereby, the Agreement shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same.

         IN WITNESS WHEREOF, NCR and __________________ have caused this Supplement to be duly executed as of the day and year first above stated.

                           [Signature Page to Follow]


                                       34.
  MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY
      Unauthorized use, disclosure or duplication is strictly prohibited.

NCR Corporation                                               MicroStrategy Incorporated
1700 South Patterson Boulevard                                8000 Towers Crescent Drive
Dayton, Ohio 45479                                            Vienna, VA 22182

BY:_________________________                                  BY:_________________________

PRINTED NAME: _____________                                   PRINTED NAME:_____________

TITLE:_______________________                                 TITLE:______________________

DATE:_______________________                                  DATE:______________________


                                       35.
MICROSTRATEGY INCORPORATED AND NCR CORPORATION CONFIDENTIAL AND PROPRIETARY Unauthorized use, disclosure or duplication is strictly prohibited.

                                    Exhibit E
                     SOFTWARE SUPPORT SERVICES TO END USERS

OEM shall be responsible for providing front-line support to End Users. Front-line support shall be provided by employees in OEM's Manned Support Centers, working in consultation with OEM developers who have completed the Certification Program. Front-line support shall include:

o Acting as the point of contact for End User requiring support in their use of the OEM Solution
o   Assisting  End  Users  with  installation  of the OEM Solution
o   Creating and maintaining problem databases
o   Isolating problems
o Identifying whether problems arc caused by OEM components of the OEM Solution (templates, reports or software) or MicroStrategy components of the OEM Solution (the Products)
o Resolving problems caused by the MicroStrategy components of the OEM Solution when such problems are documented in problem databases and when otherwise possible through the exercise OEM of commercially reasonable efforts
o Contacting the MicroStrategy, the technical support group regarding problems caused by the MicroStrategy components of the OEM Solution that are not documented in the problem databases or otherwise resolvable through the exercise by OEM of commercially reasonable efforts, and supplying MicroStrategy with sufficient information to enable MicroStrategy to duplicate or identify the problem by whatever method the parties deem most expedient. OEM communication with MicroStrategy's technical support group shall be through technical support liaisons appointed by OEM. OEM may appoint up to two (2) technical support liaisons from each of its four (4) regional Manned Support Centers. Hereinafter, such individuals shall be referred to as "Liaisons."
o   Distributing Updates

MicroStrategy shall be responsible for providing back-end support to the End Users through the Liaisons. The Liaisons shall be the interface to the End User throughout the back-end support process. Back-end support shall consist of answering questions regarding use of the Products, troubleshooting, and exercising commercially reasonable efforts to resolve those problems not resolved by OEM in the provision of frontline support that cause a MicroStrategy product to fail to operate in substantial conformance with the Documentation. Back-end support shall not include services which, in the usual course of MicroStrategy's business, are provided to customers as consulting services. Back-end support shall include the provision to OEM of all Updates to the products.

MicroStrategy shall make commercially reasonable efforts to comply with the following guidelines when involved in problem resolution. Time measurement begins when OEM first contacts MicroStrategy. Time frames are stated in business days. If OEM is dissatisfied with resolution time, OEM may escalate the priority, level of an issue by following the procedure set forth in MicroStrategy's Technical Support Policies and Procedures.

Priority Level             1 Critical                2 Urgent                   3 Routine
--------------             ----------                --------                   ---------
Priority Level Definition  A problem that critically A problem that impacts     A minor problem that
                           impacts the customer's    the customer's ability to  minimally impacts the
                           ability to do business. A do business, the severity  customer's ability to do
                           significant number of     of which is significant.   business.  Also includes
                           users of the system       The problem may be         questions and/or general
                           and/or network are        repetitive in nature.  A   consultation.
                           unable to perform their   function of the system.
                           tasks as necessary.  The  network or products is
                           system and/or network     impacted.
                           is down or severely
                           degraded.

Initial Response to OEM    2 hours                   4 hours                    48 hours

Status Updates to OEM      As status changes or      As status changes or       As status changes or
                           daily.                    daily.                     daily.

                                       36.

MicroStrategy shall make back-end support available Monday through Friday on non-holidays between the hours of 9:00 a.m. and 7:00 p.m. EST (9:00 a.m. through 5:00 p.m. GMT). At such time as MicroStrategy generally offers technical support on a seven (7) day per week, twenty-four (24) hour per day basis. MicroStrategy shall offer such support to OEM under the same terms and conditions as it does to its other partners and customers.

The telephone number for MicroStrategy's technical support group is 703 848 8700 in the United States and 44 181 9562400 in London. MicroStrategy may change the foregoing telephone numbers upon one (1) week's notice to OEM.

MicroStrategy will provide the support outlined herein for any particular version of a Product for up to twelve (12) months from the date of general availability for a new version of such Product.

If either party fails to perform its obligations as set forth in this Exhibit, it shall be considered to have breached the Agreement, and the other party shall be entitled to seek the remedies set forth in the Agreement.

MicroStrategy will provide OEM with four (4) copies of Documentation for use in supporting end users at no additional charge.


                                       37.

                                    Exhibit F

               NCR YEAR 2000 QUALIFICATION REQUIREMENTS DEFINITION

  Meaning of "Year 2000 Qualification"
  The purpose of this document is to provide our customers, partners, suppliers, and employees a definition for NCR products that are "Year 2000 Qualified." Throughout the industry, the term "year 2000 compliance" remains ambiguous and this document is our attempt to place our stake in the sand. To avoid confusion with less precise descriptions of the year 2000 issue, NCR uses the term "Year 2000 Qualified" to identify products which meet our definition. We anticipate that this document will evolve over time as more information about the requirements and testing are known.

  I. As used by NCR, "Year 2000 Qualification" means that an NCR product has been reviewed to confirm that it stores, processes (including sorting and performing mathematical operations), inputs, and outputs data containing date information correctly regardless of whether the data contains dates before, on, or after January 1, 2000. NCR products which do not perform date manipulation, and which do not alter any date information that flows through them, are also considered Year 2000 Qualified.

  II.    Specifically:
  Dates before, on or after January 1, 2000 may be interpreted and stored using either "FORMAT" or "CONVENTION" techniques. As used by NCR, "Year 2000 Qualification" means that the FORMAT technique is used. However, Qualification by CONVENTION may be used in circumstances where compliance by FORMAT is impractical, or where CONVENTION is required to meet specific external interface requirements; in that case the convention used must be specifically documented. "FORMAT" and "CONVENTION" have the following definitions:

         FORMAT: All dates are stored, processed, input, and output in formats that preserve century, decade, and year information.

         CONVENTION: Dates are stored, input, or output in a format that preserves only decade and year information, but are processed through a "sliding window" calculation. For example, if the year is 00 to 70, add 2000, and if the year is 71 to 99, add 1900. There is no industry standard for the "cut-off" date used in such calculations, and therefore interfaces may not work correctly between programs or systems using different conventions. Any NCR product achieving Qualification through CONVENTION must clearly document the cut-off date and any other necessary information relating to the bridging calculation used. This documentation must be included in the product's entry in the NCR Year 2000 Qualification List.

III. Leap Year
  The year 2000 itself must be correctly processed as a leap year. In other words, the two days following February 28, 2000 must properly be interpreted as Tuesday, February 29, 2000, and Wednesday, March 1, 2000.

IV.  Display

                                      38.

  Any display of a date, whether on screens or in reports, should use a four-digit year (YYYY). However, if two-digit display of a date is commonly accepted and does not cause confusion, the year field may be displayed as two digits.

  V. Firmware and Hardware

  Any firmware, hardware, or networking component in a Year 2000 Qualified computer platform must process dates in accordance with this Definition.

  VI. System Integration

  Year 2000 Qualification extends only to the specific product configuration tested, and does not include other software, firmware, or hardware products which may be used in conjunction with the tested configuration. For an NCR product configuration consisting of multiple components to be considered "Year 2000 Qualified," each constituent component, regardless of vendor, must be "Year 2000 Qualified" in accordance with this Definition, and the system as a whole must be tested for Year 2000 Qualification. "Constituent components" include all software (including operating systems, programs, packages, and utilities), firmware, hardware, networking components, and peripherals provided by NCR as part of the configuration.

  The Year 2000 status of third party products not provided by NCR is beyond the scope of this Definition.

  VII.  Contracts
  All contracts with vendors for products to be used in the computer  system or
  platform   MUST  state  that  Year  2000   Qualification   is  a  performance
  requirement, with appropriate remedies for non-performance.

  VIII. Year 2000 Product Qualification Requirements
  All of the following questions must be answered as indicated or "NA" for any NCR product to be identified as "Year 2000 Qualified." Any deviations from these responses must be specifically documented, and an exception must be noted in the product's entry in the NCR Year 2000 Qualification List.

                                       39.

                           DATE MANIPULATION QUESTIONS

                                                                                             NA    No      Yes
      Does the product:
1.    Use December 31, 1999 as a regular end of year without special meaning?                               X
2.    Treat September 9, 1999 as a regular day with no special meaning?                                     X
3.    Do any of the following date field manipulation?                                              X
4.       *  99 indicates last record                                                                X
5.       *  00 to indicate a null record                                                            X
6.       *  99 and 00 default values                                                                X
7.       *  Special interpretations of 00                                                           X
8.       *  Hard coded 19 in 4-digit year field                                                     X
9.       *  Separate manipulations of century digits                                                X
10.   Include any license date expiries associated with the end of 1999?                            X
11.   Use dates in name constructions?                                                              X
12.   Mix date data and control information in commands or flags which are interpreted
      as one or the other depending on their values?                                                X
13.   Use a date as part of the key of an indexed file?                                             X

                           YEAR AND CENTURY QUESTIONS

       Does the product:
1.     Recognize 2000 as a leap year?                                                                       X
2.     Allow itself to be set to any date after 12/31/99 including 02/29/2000?                              X
3.     Indicate the correct day, date and time when the following test is performed:
       With the date set to 12/31/99, power the product off and then back on when the
       time will be in 1/1/2000.                                                                            X
4.     Indicate the correct day, date and time when the following test is performed:
       With the date set to some time after 1/1/2000, power the product off and back on.                    X
5.     Display the date correctly as 2/29/00 when the following test is performed:
       With the date set to 2/28/2000, power the product off, and then back on when the
       next day has been reached.                                                                           X
6.     Treat January 1, 2000, a Saturday?                                                                   X
7.     Treat February 29,2000, a Tuesday?                                                                   X
8.     Treat March 1, 2000, a Wednesday?                                                                    X
9.     Treat February 28, 2001, a Wednesday?                                                                X
10.    Treat March 1, 2001, a Thursday?                                                                     X

                          DATA BASE ACCESS AND STORAGE

       Does the product:
1.     Code all years as in a manner that preserves century, decade, and year information?                  X
2.     Correctly perform all of the following manipulations across the century boundary?                    X
3.                 *  Computations of time spans, due-dates, etc.                                           X
4.                 *  Sorting of data                                                                       X
5.                 *  Selections based on key fields                                                        X
6.                 *  Selections based on non-key fields                                                    X

                                       40.

                           OS & APPLICATION QUESTIONS
                                                                                             NA     No     Yes
       Does the product:
1.     Display the year as an unambiguous value with a minimum of two digits?                               X
2.     Correctly handle data before 1/1/2000, on 1/1/2000 and after 1/1/2000 with the
       system clock set to today's date?                                                                    X
3.     Correctly handle data before 1/1/2000, on 1/1/2000 and after 1/1/2000 with the
       system clock set to 1/1/2000?                                                                        X
4.     Correctly handle data before 1/1/2000, on 1/1/2000 and after 1/1/2000 with the
       system clock set to after 1/1/2000?                                                                  X
5.     Correctly handle data before 1/1/2000, on 1/1/2000 and after 1/1/2000 with the
       system clock set to 12/31/1999?                                                                      X
6.     Correctly process dates with the system clock set to 12/31/1999 and processing
       allowed to continue across the century boundary?                                                     X
7.     Correctly handle date comparisons where one date is not greater than 12/31/1999
       and the other Date is not less than 1/1/2000?                                                        X
8.     Use a sliding window for year calculations?                                                  X
9.     Contain a date format that does not preserve century information?                            X
10.    Create and/or store data in files or log files, or generate reports that do not
       preserve century Information in date fields?                                                 X
11.    Use a 32 bit incrementing signed value for date and time?                                    X
12.    Correctly set and maintain the century digits in the real time clock, if the product uses "AT"-class PC's (286 through  Pentiums and clones),  does the operating system or your system  software  correctly  set and  maintain  the  century  digits in the
       real-time-clock?                                                                             X
13.    Correctly  handle  all time  interval  calculations  based  on the  century transition - both looking back into the past, and looking  forward into the
       future?                                                                                              X
14.    Correctly handle future time interval calculations the span the century transition?                  X
15.    If required, correctly handle date and time interval calculations based on the use
       of data previously stored by the product or previous versions of the product?                        X
16.    Dependent on other products being Year 2000 Qualified in order to attain Qualification?
       (Describe below)                                                                                     X
17.    Formally tested for year 2000 Qualification?                                                          X

                                      41.

                                    Exhibit G

                          TERADATA VERSION REQUIREMENTS

  MicroStrategy intends to implement and Commits to track the evolution of relevant Microsoft standards and interfaces in the OLAP environment, including OLE DB for OLAP (ODBO) and MDX.

  MicroStrategy agrees to track the evolution of relevant Meta Data standards, specifically, those defined by the Meta Data Coalition, and those defined by the Object Management Group.

  Maximize the integration of their OLAP offering with the Teradata OLAP Extensions embedded in the Teradata database.


                                       42.

                                    Exhibit H

                               MICROSTRATEGY MARKS

                                       43.

                                    Exhibit I

          STANDARD STPATEGY.COM AND TELECASTER VOICE BUREAU ACREEMEENTS


                                   44.

                                   Exhibit J

                       CERTIFIED AND SUPPORTED LANGUAGES



                                      45.